                                                                        EX 4.3

                                 QRS CORPORATION

                          REGISTRATION RIGHTS AGREEMENT

     This Registration Rights Agreement (the "AGREEMENT") is made as of
           , 2000, by and among QRS Corporation, a Delaware corporation (the "ACQUIROR"), and Rockport Trade Systems, Inc., a Massachusetts corporation (the "Company").

                                    RECITALS

         A. The Company and Acquiror have entered into an Agreement and Plan of Reorganization, dated as of February 27, 2000 (the "Reorganization Agreement "), pursuant to which Company will transfer its business and substantially all of its assets to Acquiror solely in exchange for voting shares of Acquiror and cash in lieu of fractional shares, and as soon as practical after consummation of the acquisition, Company will completely liquidate and dissolve and will cause to be distributed to Holders, all of its right, title and interest in and to the Acquiror Common Stock, to be received by Company in exchange for the surrender by such shareholders for cancellation of certificates representing all of Company's outstanding capital stock (the "Reorganization").

         B. Upon the consummation of the acquisition stage of the Reorganization and in connection therewith, the Company will become the owner of shares of common stock, $0.001 par value per share, of Acquiror (the "Acquiror Common Stock").

         C. In order to induce Company to enter into the Reorganization Agreement, Acquiror has agreed to provide certain registration rights to the Holders.

         NOW, THEREFORE, in consideration of the promises and the mutual agreements, provisions and covenants set forth in the Reorganization Agreement and in this Agreement, it is hereby agreed as follows:

         1. REGISTRATION RIGHTS. Acquiror and the Company covenant and agree as follows:

             1.1  DEFINITIONS.  For purposes of this Section 1:

                  (a) The term the "Act" means the Securities Act of 1933, as amended.

                  (b) The term "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  (c) The term "Holders" means the individuals and entities listed on EXHIBIT A hereto, each of whom is herein referred to as a "Holder."

                  (d) The term "Institutional Holders" means Imprimis SB, L.P. and Insight Capital Partners II, L.P.

                  (e) The term "Public Offering" means a firm commitment underwritten public offering of Acquiror Common Stock pursuant to a registration statement under the Act.

                  (f) The terms "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document.

                  (g)  The term "SEC" means the Securities and Exchange
Commission.

                  (h) Terms not otherwise defined herein shall have the meaning set forth in the Reorganization Agreement.

             1.2  INSTITUTIONAL HOLDERS' REQUEST FOR REGISTRATION.

                  (a) If Acquiror shall receive from the Institutional Holders of not less than a majority of the shares of Acquiror Common Stock received by all of the Institutional Holders in connection with the Reorganization a written request that Acquiror effect a shelf registration on the appropriate form under the Act with respect to the resale of shares of Acquiror Common Stock received by the Institutional Holders in connection with the Reorganization, Acquiror will:

                       (i) promptly give written notice of the proposed registration to all other Institutional Holders; and

                       (ii) use its reasonable best efforts to register as expeditiously as reasonably possible, but in any event the filing of a registration statement for such request shall occur no later than ninety (90) days after receipt of the request, the resale of Acquiror Common Stock received by the Institutional Holders in connection with the Reorganization to the extent requested by such requesting Institutional Holders and any other Institutional Holder(s) joining in such request as are specified in a written request given within twenty (20) days after receipt of such written notice from Acquiror.

                  (b) Notwithstanding the foregoing, if Acquiror shall furnish to each Institutional Holder a certificate signed by the Chief Executive Officer of Acquiror stating that, in the good faith judgment of the Board of Directors of Acquiror, it would be seriously detrimental to Acquiror and its shareholders for such registration statement to be filed in the near future, Acquiror shall have the right to defer such filing for a period of not more than one hundred twenty (120) days after receipt of the request; PROVIDED, HOWEVER, that Acquiror may not utilize this right more than once in any twelve-month period.

                  (c) Acquiror shall not be obligated to effect, or to take any action to effect, a registration pursuant to this Section 1.2:


                                       2.

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                       (i)    if Acquiror delivers notice to the Institutional
Holders promptly after their registration request of its intent to file a registration statement for a Public Offering within ninety (90) days of such notice, provided that Acquiror is actively employing in good faith all reasonable efforts to cause such registration statement to become effective;
or

                       (ii) during the one hundred eighty (180) day period following the effective date of the registration statement relating to Acquiror's Public Offering; or

                       (iii) in the event Acquiror has already effected a registration pursuant to this Section 1.2.

                  (d) Notwithstanding anything herein to the contrary, Acquiror shall be entitled, without prior notice to any person, to suspend a registration hereunder (x) during customary "blackout" periods relating to material non-public information regarding Acquiror that cause the prospectus contained in the relevant registration statement to not be complete or correct in any material respect and (y) with respect to then current employees of Acquiror, during any applicable Acquiror trading windows.

                  (e) Notwithstanding anything herein to the contrary, Acquiror shall not in any event be required to include in a registration hereunder any shares which can then be sold (and are not subject to the volume limits) pursuant to Rule 144 under the Act without registration under the Act.

             1.3  ACQUIROR REGISTRATION.

                  (a) If (but without any obligation to do so) the Acquiror proposes to register (including for this purpose a registration effected by the Acquiror for shareholders other than the Holders) any of its stock or other securities under the Act in connection with the public offering of such securities solely for cash (other than (i) a registration relating solely to the sale of securities to participants in an Acquiror stock plan, (ii) a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Acquiror Common Stock received by the Holders in connection with the Reorganization or (iii) a registration in which the only Acquiror Common Stock being registered is Acquiror Common Stock issuable upon conversion of debt securities which are also being registered in an SEC Rule 145 transaction), the Acquiror shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within twenty (20) days after mailing of such notice by the Acquiror in accordance with Section 3.5, the Acquiror shall, subject to the provisions of
Section 1.8, use its commercially reasonable best efforts to cause to be registered under the Act all of the Acquiror Common Stock received by the Holder in connection with the Reorganization that each such Holder has requested to be registered. If a Holder decides not to include all of its Acquiror Common Stock in any registration statement thereafter filed by the Acquiror, such Holder shall nevertheless continue to have the right to include any of such Acquiror Common


                                       3.

Stock in any subsequent registration statements as may be filed by the Acquiror with respect to offerings of its securities, all upon the terms and conditions set forth herein.

                  (b) The Acquiror shall have the right to terminate or withdraw any registration initiated by it under this Section 1.3 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration.

                  (c) Notwithstanding anything herein to the contrary, Acquiror shall not in any event be required to include in a registration hereunder any shares which can then be sold (and are not subject to the volume limits) pursuant to Rule 144 under the Act without registration under the Act.

             1.4 OBLIGATIONS OF ACQUIROR. Whenever Acquiror undertakes under this Agreement to effect the registration of any Acquiror Common Stock, Acquiror shall, as expeditiously as reasonably possible:

                  (a) Prepare and file with the SEC a registration statement with respect to such Acquiror Common Stock and use its commercially reasonable best efforts to cause such registration statement to become effective and keep such registration statement effective for up to the earlier of ninety (90) days or until the Holder or Holders have completed the distribution relating thereto, keeping the Holders advised as to the initiation, progress and completion of the registration; PROVIDED, HOWEVER, that such ninety (90) day period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of an underwriter.

                  (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement.

                  (c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus and all amendments and supplements thereto, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Acquiror Common Stock owned by them and registered pursuant to this Agreement.

                  (d) Use its commercially reasonable best efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that Acquiror shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such jurisdiction.

                  (e) Notify each Holder of Acquiror Common Stock covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event, as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a


                                       4.

material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

                  (f) In the event of any Public Offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering; provided that each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

                  (g) Cause all Acquiror Common Stock of a selling Holder registered hereunder to be listed on each Securities Exchange on which similar securities issued by the Acquiror are then listed.

             1.5 FURNISH INFORMATION. It shall be a condition precedent to the obligations of Acquiror to take any action pursuant to this Agreement with respect to registration of the Acquiror Common Stock of any selling Holder that such Holder shall furnish to Acquiror such information regarding itself, the Acquiror Common Stock held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Acquiror Common Stock.

             1.6  EXPENSES OF REGISTRATION.

                  (a) Other than commissions applicable to the Acquiror Common Stock covered by a registration, all expenses incurred in connection with registrations, filings or qualifications pursuant to Section 1.2, including (without limitation) all registration, filing and qualification fees, printers' and accounting fees and fees and disbursements of counsel for Acquiror shall be equally borne by Acquiror and the Institutional Holders. The Institutional Holders shall be solely responsible for commissions applicable to the Acquiror Common Stock covered by a registration statement and any fees, disbursements and expenses of any counsel to the Institutional Holders.

                  (b) The Acquiror shall bear and pay all expenses incurred in connection with registrations, filings or qualifications pursuant to
Section 1.3, including (without limitation) all registration, filing and qualification fees, printers' and accounting fees relating or apportionable thereto, but excluding underwriting discounts and commissions relating to the Acquiror Common Stock of such Holders covered by a registration statement and any fees, disbursements and expenses of any counsel to the Holders.

             1.7 INDEMNIFICATION. In the event any shares of Acquiror Common Stock are included in a registration statement under this Agreement:

                  (a) To the extent permitted by law, Acquiror will indemnify and hold harmless each Holder, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based


                                       5.

upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by Acquiror of the Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Act, the Exchange Act or any state securities law; and Acquiror will pay to each such Holder, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 1.6(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of Acquiror (which consent shall not be unreasonably withheld), nor shall Acquiror be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs (x) in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person, (y) results from such Holder's failure to deliver a copy of the prospectus or any supplements thereto after Acquiror has furnished such Holder with a sufficient number of copies of same, or (z) results from such Holder's delivery of prospectuses after Acquiror has notified such Holder in writing to discontinue delivery of prospectuses.

                  (b) To the extent permitted by law, each selling Holder will indemnify and hold harmless Acquiror, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls Acquiror within the meaning of the Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this Section 1.7(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 1.7(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, that, in no event shall any indemnity under this Section 1.7(b) exceed the net proceeds from the offering received by such Holder, except in the case of willful misconduct by such Holder.

                  (c) Promptly after receipt by an indemnified party under this Section 1.7 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying


                                       6.

party under this Section 1.7, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the reasonable fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this
Section 1.7, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.7.

                  (d)  If the indemnification provided for in this Section
1.7 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations; provided, that, in no event shall any contribution by a Holder under this Section 1.7(d) exceed the net proceeds from the offering received by such Holder, except in the case of willful misconduct by such Holder. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

                  (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the Public Offering are in conflict with the foregoing, the provisions in the underwriting agreement shall control.

                  (f)  The obligations of Acquiror and the Holders under this
Section 1.7 shall survive the completion of any offering of Acquiror Common Stock in a registration statement under this Agreement, and otherwise.

             1.8 UNDERWRITING REQUIREMENTS. In connection with any offering involving an underwriting of shares of Acquiror Common Stock, the Acquiror shall not be required under Section 1.3 to include any of the Holders' Acquiror Common Stock received in


                                       7.

connection with the Reorganization in such underwriting unless the Holders accept the terms of the underwriting as agreed upon between the Acquiror and the underwriters selected by it (or by other persons entitled to select the underwriters), and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Acquiror. If the total amount of securities, including Acquiror Common Stock received in connection with the Reorganization, requested by shareholders to be included in such offering exceeds the amount of securities sold other than by the Acquiror that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Acquiror shall be required to include in the offering only that number of such securities, including Acquiror Common Stock received in connection with the Reorganization, which the underwriters determine in their sole discretion will not jeopardize the success of the offering and the managing underwriter may exclude shares (including Acquiror Common Stock received in connection with the Reorganization) from the registration and the underwriting, and the number of shares that will be included in the registration and the underwriting shall be allocated, first, to the Acquiror, and second, to each of the Holders of Acquiror Common Stock requesting inclusion of their Acquiror Common Stock in such registration statement and to each of the other holders of the Acquiror's securities requesting inclusion of their Acquiror securities in such registration statement, to be allocated among all Holders and holders thereof pro rata based on the amount of shares of Acquiror Common Stock and the other shares of Acquiror securities owned by each such Holder and other holder. To facilitate the allocation of shares in accordance with the above provisions, the Acquiror may round the number of shares allocated to any Holder or holder to the nearest 100 shares. Any securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from any registration, and, in the case of withdrawn shares, shall not be transferred in a public distribution prior to 90 days after the effective date of the registration statement relating thereto, or such other shorter period of time as the underwriters may require. For any Holder which is a partnership or corporation, the partners, retired partners and stockholders of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "Holder," and any pro rata reduction with respect to such "Holder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "Holder," as defined in this sentence.

             1.9  ASSIGNMENT OF REGISTRATION RIGHTS.

                  (a) Acquiror and the Company contemplate that for the Holders to receive and be able to exercise the rights to cause Acquiror to register Acquiror Common Stock received by the Holders in connection with the Reorganization, Company shall assign such rights (but only with all related obligations) to the Holders in connection with the Reorganization. Such assignment shall be effective hereunder, provided that (i) Company provides Acquiror with written notice of the Reorganization and the distribution of Acquiror Common Stock to Shareholder, (ii) each Holder agrees in writing to be bound by all obligations under this Agreement by executing EXHIBIT A hereto, and (iii) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the Holder is restricted under the Act.


                                       8.

                  (b) The rights to cause the Acquiror to register Acquiror Common Stock received by the Holder in connection with the Reorganization pursuant to Sections 1.2 and 1.3 may be assigned (but only with all related obligations) to a transferee or assignee reasonably acceptable to the Acquiror in connection with the transfer of Acquiror Common Stock received by the Holders in connection with the Reorganization, provided: (a) such assignee or transferee acquires at least 140,000 shares of Acquiror Common Stock received in connection with the Reorganization (subject to appropriate adjustment for stock splits, stock dividends, combinations and other recapitalizations) from such transferor; (b) such transferor provides the Acquiror with written notice of the proposed transfer; (c) such transferee or assignee agrees in writing to be bound by all obligations under this Agreement; and (d) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act. Notwithstanding anything to the contrary provided herein, the rights to cause the Acquiror to register Acquiror Common Stock received in connection with the Reorganization may be assigned by a Holder to any partner, retired partner (including spouses and ancestors, lineal descendants and siblings of such partners or spouses who acquire Acquiror Common Stock received in connection with the Reorganization by gift, will or intestate succession), affiliate partnership of such Holder, or affiliate trust of such Holder, without regard to the number of shares of Acquiror Common Stock received in connection with the Reorganization transferred to such partner, retired partner, or affiliate; provided that
(i) all assignees and transferees who would not qualify individually for assignment of registration rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices or taking any action under Section 1.2 or Section 1.3 and (ii) written notice thereof is promptly given to the Acquiror.

             1.10 "MARKET STAND-OFF" AGREEMENT. Each Holder hereby agrees that, during the period of duration specified by the Acquiror and an underwriter of Acquiror Common Stock, following the date of the final prospectus distributed in connection with a registration statement of the Acquiror filed under the Act pursuant to Section 1.3, it shall not, to the extent requested by the Acquiror and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Acquiror held by it at any time during such period except Acquiror Common Stock purchased in a public offering and Acquiror Common Stock purchased in an open market transaction; PROVIDED, HOWEVER, that:

                  (a) such market stand-off time period shall not exceed 90 days; and

                  (b) all officers and directors of the Acquiror enter into similar agreements.

             In order to enforce the foregoing covenant, the Acquiror may impose stop-transfer instructions with respect to the Acquiror Common Stock of each Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period, and each Holder agrees that, if so requested, such Holder will execute an agreement in the


                                       9.

form provided by the underwriter containing terms which are essentially consistent with the provisions of this Section 1.10.

             Notwithstanding the foregoing, the obligations described in this
Section 1.10 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms which may be promulgated in the future, or a registration relating solely to an SEC Rule 145 transaction on Form S-4 or similar forms which may be promulgated in the future.

         2.  COVENANTS OF THE ACQUIROR. The Acquiror agrees to:

                  (a) Notify the Holders of Acquiror Common Stock included in a registration statement pursuant to this Agreement (i) of the issuance by the Commission of any stop order suspending the effectiveness of such registration statement and (ii) upon learning of the initiation of any proceedings for the purpose of suspending such effectiveness, the existence of such proceedings. Acquiror will use its commercially reasonable efforts to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible time.

                  (b) Take all commercially reasonable actions necessary to expedite and facilitate disposition of the registrable securities by the Holders thereof pursuant to a registration statement pursuant to this Agreement.

                  (c) Prior to the filing of a registration statement pursuant to this Agreement or any amendment thereto (whether pre-effective or post-effective), and prior to the filing of any prospectus or prospectus supplement related thereto, Acquiror will provide each Holder with copies of all pages thereto, if any, which reference such Holder.

                  (d) Take all actions commercially reasonably necessary to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legend) representing Acquiror Common Stock sold pursuant to a registration statement pursuant to this Agreement and to enable such certificates to be in such denominations and registered in such names as the Holders may reasonably request.

                  (e) Comply with all of its Exchange Act reporting requirements for the two year period following consummation of the Reorganization.

         3.  MISCELLANEOUS.

             3.1 SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any Acquiror Common Stock). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.


                                      10.

             3.2 GOVERNING LAW. This Agreement and all acts and transactions pursuant hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of laws.

             3.3 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

             3.4 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

             3.5 NOTICES. Unless otherwise provided, any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or by overnight courier or sent by telegram or fax, or forty-eight (48) hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, and addressed to the party to be notified at such party's address as set forth below or on EXHIBIT B hereto or as subsequently modified by written notice.

             3.6 AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of Acquiror and the Holders who hold a majority of the Acquiror Common Stock received in connection with the Reorganization. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each Holder of any Acquiror Common Stock received in connection with the Reorganization.

             3.7 SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (x) such provision shall be excluded from this Agreement, (y) the balance of the Agreement shall be interpreted as if such provision were so excluded and (z) the balance of the Agreement shall be enforceable in accordance with its terms.

                           [Signature Page Follows]


                                      11.

         The parties have executed this Registration Rights Agreement as of the date first above written.

                                    COMPANY:

                                    QRS CORPORATION


                                    By:_______________________________________

                                      Its:____________________________________

                                    Address:     1400 Marina Way South
                                                 Richmond, CA  94804
                                                 Attention:  President


                                    ROCKPORT TRADE SYSTEMS, INC.


                                    By:_______________________________________

                                      Its:____________________________________

                                    Address:     17 Rogers Street
                                                 Gloucester, MA  01930
                                                 Attention:  President

                                    EXHIBIT A


         In consideration of the distribution of shares of Acquiror Common Stock to the undersigned Holder and the receipt by the undersigned Holder of the rights to cause Acquiror to register some or all of such shares as set forth in
that certain Registration Rights Agreement dated             , 2000 entered into
between QRS Corporation and Rockport Trade Systems, Inc. (the "Agreement"), the undersigned Holder agrees to be bound by all of the terms and conditions of the Agreement.

         Executed at __________, the _____ day of _________, 2000.


                                     Holder


                                     ______________________________________
                                                 signature

                                     ______________________________________
                                                 (print name)


                                     Address:______________________________
                                     ______________________________________
                                     ______________________________________

                                    EXHIBIT B

                    SCHEDULE OF FORMER COMPANY EQUITY HOLDERS

                                                    NO. OF SHARES RECEIVED
                                                      IN CONNECTION WITH
             NAME AND ADDRESS OF HOLDER               THE REORGANIZATION
Susan Welch                                                 222,096
    248 Atlantic Avenue
    Gloucester, MA 01930

William Welch                                                 5,323

Stephen Welch                                                 5,323

Judith Charron                                                5,319

Jack Zakarian                                               119,032

Insight Capital Partners II                                 108,250
    527 Madison Avenue
    102 Floor
    New York, NY  10022

Insight Capital Partners (Cayman) II, LLP                    12,027
    527 Madison Avenue
    102 Floor
    New York, NY  10022

Imprimis SB L.P.                                            120,278
    c/o Wexford Management
    411 West Putnam Avenue
       Suite 125
    Greenwich, CT 06830
    Attention: Robert Holz


                                       2